Exhibit 3.3

Delaware The First State Page 1 2710797 8100 SR# 20208165430 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 203988517 Date: 11 - 02 - 20 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GRAND CANAL ENTERTAINMENT, INC.”, CHANGING ITS NAME FROM "GRAND CANAL ENTERTAINMENT, INC." TO "OC BEVERAGES, INC.", FILED IN THIS OFFICE ON THE THIRTY - FIRST DAY OF OCTOBER, A.D. 2008, AT 4:01 O`CLOCK P.M.

28 350d zaD 04 : 0:i PM :i 0,/’3:i,/’2008 Efi:V 0B10B4650 - /770767 WZ ' by •hatiging the Article thereof’ numbered " rB t 8TATE0PDRLAWARE CEBTIPICATE OP AMENDMENT OF CMRTWICATB OF INCORPORATION The corperatioti organized «ud existing under auto by vittue of the Oenorsl Corporgtion Law of the fitate of Delaware doea hereby ceitify : FtR 0 T : Thet at a meeting of the Bsnrd of Directorg of Grand Canal 5 ntert#inmcnt, Imc, resolutions were duly adopted sottiiag forth a proposed amendment of the CsitifiGate of Iccorporetion of said corporatlon, d‹ : claring said ammdment to be advisable and calling a meeting of the atockholdeia of said corporation fot oonstdsiation thereof . The usolution setting forth the proposed amendment is as follows : eegoLvBD, n i tr c oiiicato of Inootporatton of this corporation be amended " so that, aa mmeudmd,sbdAflic%s#sñfmgmdfoadau#oLQwa: The name o5 the corporbtiou shall be Oc Beverages, 8 ECON pursuant to reiolutlon of its Boerd of Directors, a the stockholder's of said corporation was duly G 8 lled and held upon notioe in' accoñance with Section 222 of the Cicnaral Corporation Law of the 8 tats of Delaware ct which meeting the nnoesaary number of whales es required by statute werG votnd in favor of the amendment . THIRD: That 8aid amendment was duly adopted in accordance wfth the of Section 242 of the General Corporation law of the Gtate of Delaware. IN WITNESS WHfi21EOF, said corporation has causad this certificate to be signed this day of 0 I’ 20f iQ By’ N m o: LeeDanma Wiotof'fypc dF!OB9 1NZDNI A PHI TS88STOT88T 9T:22